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                                                                    EXHIBIT 23.6

                       CONSENT OF INDEPENDENT ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated February 9, 2000 related to Eggrock Partners, Inc.'s financial statements as of and for the periods ended December 31, 1999, September 30, 1999 and December 31, 1998 included in this registration statement.

                                          /s/  Arthur Andersen LLP

Boston, Massachusetts
June 16, 2000